[This Agreement has been translated into English]

Acquisition Agreement

Party A: Zhaoyuan Shuangji Co., Ltd.

Address: 221 Linglong Rd, Zhaoyuan City

Party B: Longkou Bohai Cement Co., Ltd.

Address: Dongtai Village, Zhuyouguan Town, Longkou City, Shandong Province

This Agreement is made and concluded by and between Party A and Party B whereby the Parties hereto agree to co-contribute and operate Longkou Bohai Cement Plant under the terms and conditions set forth below:

1.

Name and Address of the Established Company

(a)

Company Name: Longkou Shuangji Cement Co., Ltd.

(b)

Company Address: Dongtai Village, Zhuyouguan Town, Longkou City, Shandong Province

2.

Business Scope

Cement manufacturing and selling.

3.

Registered Capital

The Company’s registered capital is RMB 20 million.

4.

The Scale of Production

After the completion of the project transformation, the expected annual output of cement shall reach 500,000 metric tons.

5.

Company Shareholder Name, Capital Contribution Form and Amount of Capital Assigned.

(a)

Monetary investment contribution by Party A is RMB 10 million, accounting for 51% of the registered capital.

(b)

Monetary investment contribution by Party B is RMB 2 million. Other goods and industrial property contributed by Party B as capital including the equipment of existing production line and auxiliary facilities, office and living facilities, land of the plant, buildings are evaluated, accounting for 49% of the registered capital.

(c)

The Party A shall set up company account before March 31, 2009. The initial investment is RMB 3 million for Company establishment. Both Parties shall deal with capital evaluation and company registration regarding company establishment at the time. Party A shall invest RMB 7 million and Party B shall invest RMB 2 million at the same time for registered capital adequacy before April 15, 2009.

6.

Company Organization

The Company shall implement manager responsibility system under the leadership of the Board of Directors. The Board of Directors consists of three persons (two from Party A, one from Party B).

(a)

The Board of Directors shall decide all major issues concerning the Company (production, sales, profit split, profit deduction and reserving proportion, personnel appointment and remove and so on).

(b)

The chairman is the legal representative of the Company.

7.

Managerial Staff and Employee Employment Arrangement

The management office shall be responsible for daily management of the Company. The management office shall have one manager and one deputy manager.

(a)

The chairman and manager shall be appointed by Party A and vice-chairman shall be appointed by Party B.

(b)

The financial accountant shall be appointed by Party A and the cashier shall be appointed by Party B.

(c)

The fixed assets increase or disposal shall come into force only after it had been signed by both chairman and vice-chairman.

(d)

The Company plans to employ 117 employees, of which shall be arranged by Party A, the rest shall be staffed by Party B.

(e)

The Company employee shall attend social endowment insurance. In case employees of Party B do not need social endowment insurance, the salary compensation plan shall be considered accordingly.

8.

Company Operation and Management

The company operation and management shall be controlled and scheduled by Party A. Party B shall be responsible for product sales.

9.

Profit Distribution

After-tax profit shall be distributed quarterly (or half a year). The detailed distribution plan and amount shall be determined by chairman and vice-chairman in accordance with the company’s financial situation.

10.

Relevant Matters Engagement

(a)

In case the employee arranged by Party A misfit the position and the Company cannot make an adjustment, the Party A shall arrange and adjust the staff separately.

(b)

Each party holds company shares. Both parties shall refrain from transferring shares to a third party without mutual consent. In case one party desires to sell or assign all or part of its shares, the other party shall have the preemptive right.

(c)

The products produced by the company shall use Party A’s trademark.

(d)

In March 13, 2005, Party B and Dongtai Villagers Committees located in Zhuyouguan Town, Longkou City, signed the agreement regarding the takeover of 800,000 yuan debt of land acquisition and acceptance of annual 14% profit. This Agreement is not concerned with new established Company. The Party B shall take the responsibility by its own.

(e)

After the establishment of the Company, both Parties shall not give external guarantee and credit worthiness guarantee in the name of the Company. All dispute and loss thus incur shall be borne by the responsible party.

(f)

Capital scope stated in Article 4 of this agreement and other not mentioned assets within the Company yard shall belong to established Company upon the date of agreement signature by both Parties.

(g)

Party B shall hold responsible for all debt owning by Party B prior to the Company establishment. In case Party B makes its capital contribution in the forms of equipments, facilities, buildings and land, all the dispute and loss occurred therein shall be borne by Party B.

(h)

In case the existing domestic or abroad customers held by Parties need company supply, both Parties shall not intercept operating profit without the knowledge of the Company.

11.

Liability for Breach of Contract

(a)

In case one Party breaches the agreement, the other Party shall bear liabilities for all the losses.

(b)

Damage caused by a force majeure event shall be exempt from obligations.

(c)

Any other matters do not mentioned in this contract shall be settled through negotiation.

This contract shall be provided in four copies, two for each party.

Party A:

/s/  Wenji Song

Party B:

/s/  Songsheng Luan

Date: March 13, 2009